Exhibit 99.1

FOR IMMEDIATE RELEASE

Central Garden & Pet Announces Public Offering of Class A Common Stock

WALNUT CREEK, CALIFORNIA, August 6, 2018 – Central Garden & Pet Company (NASDAQ: CENT) (NASDAQ: CENTA) (“Central”), announced today it has commenced a public offering, subject to market and other conditions, of up to $200 million of Class A common stock. In addition, Central has granted the underwriters a 30-day option to purchase up to an additional 15% of the number of shares of Class A common stock in the offering. Central intends to use the net proceeds from the offering for general corporate purposes, including funding potential acquisitions.

BofA Merrill Lynch, J.P. Morgan, BMO Capital Markets and SunTrust Robinson Humphrey will serve as joint book-running managers for the offering, and Barclays and KeyBanc Capital Markets will serve as co-managers.

Copies of the prospectus relating to the offering may be obtained by contacting BofA Merrill Lynch, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001, Attention: Prospectus Department; J.P. Morgan, 1155 Long Island Avenue, Edgewood, NY 11717, Attention: Broadridge Financial Solutions or by calling (866) 803-9204; BMO Capital Markets, 3 Times Square, New York, NY 10036, Attention: Equity Syndicate Desk or by calling (800) 414-3627; or SunTrust Robinson Humphrey, 3333 Peachtree Road NE, 9th Floor, Atlanta, GA 30326, Attention: Prospectus Department or by emailing strh.prospectus@suntrust.com or calling (404) 926-5744. The prospectus may also be obtained from the U.S. Securities and Exchange Commission’s website at http://www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities. Offers of securities will be made only by means of a prospectus filed with the U.S. Securities and Exchange Commission. The prospectus is part of a shelf registration statement that has become effective under the Securities Act of 1933, as amended.

About Central Garden & Pet

Central Garden & Pet Company is a leading innovator, producer and distributor of branded and private label products for the lawn & garden and pet supplies markets. Committed to new product innovation, our products are sold to specialty independent and mass retailers. Participating categories in Lawn & Garden include: Grass seed and the brands PENNINGTON®, and THE REBELS®; wild bird feed and the brand PENNINGTON®; weed and insect control and the brands AMDRO®, SEVIN®, and OVER-N-OUT®; fertilizer and the brands PENNINGTON® and IRONITE®; live plants from BELL NURSERY; and decorative outdoor patio products under the PENNINGTON® brand. We also provide a host of other regional and application-specific garden brands and supplies. Participating categories in Pet include: Animal health and the brands ADAMS™, COMFORT ZONE®, FARNAM®, HORSE HEALTH™ and VITAFLEX®; aquatics and reptile and the brands AQUEON®, CORALIFE®, SEGREST™ and ZILLA®; bird & small animal and the brands KAYTEE®, Forti-Diet® and CRITTER TRAIL®; and dog & cat and the brands TFH™, NYLABONE®, FOUR PAWS®, IMS®, CADET®, DMC™, K&H Pet Products™, PINNACLE® and AVODERM®. We also provide a host of other application-specific pet brands and supplies. Central Garden & Pet Company is based in Walnut Creek, California, and has approximately 5,000 employees, primarily in North America.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks are described in Central’s Annual Report on Form 10-K, filed on November 29, 2017, Central’s Quarterly Report on Form 10-Q, filed on August 3, 2018, as well as Central’s other U.S. Securities and Exchange Commission filings. Central undertakes no obligation to publicly update these forward-looking statements to reflect new information, subsequent events or otherwise.

Contact: Steve Zenker

VP Finance - Investor Relations, FP&A & Communications

Central Garden & Pet Company

925-948-3657